Exhibit 99.1

FIGURE TECHNOLOGY SOLUTIONS REPORTS PRELIMINARY Q4 2025 & DECEMBER OPERATING DATA

NEW YORK, January 12, 2026 (GLOBE NEWSWIRE) — Figure Technology Solutions (Nasdaq: FIGR), the leading blockchain-native capital marketplace for the origination, funding, sale and trading of tokenized assets, today reported select preliminary operating data for the month and quarter ended December 31, 2025.

Dollars In Millions	December 2025	November 2025	October 2025	M/M Change	December 2024	Y/Y Change

Consumer Loan Marketplace Volume	$869	$855	$981	+2%	$372	+134%
$YLDS in Circulation	$328	$110	$99	+198%	-	n.m.
Democratized Prime
Matched Offers Balance	$206	$38	$29	+442%	$1	n.m.
Borrower Demand	$246	$46	$39	+435%	$1	n.m.
Available Lender Supply	$213	$47	$33	+353%	$4	n.m.

Dollars in Millions	Q4 2025	Q3 2025	Q/Q Change	Q4 2024	Y/Y Change

Consumer Loan Marketplace Volume	$2,705	$2,469	+10%	$1,172	+131%
$YLDS In Circulation	$328	$21	+1,462%	-	n.m.
Democratized Prime
Matched Offers Balance	$206	$38	+442%	$1	n.m.
Borrower Demand	$246	$27	+811%	$1	n.m.
Available Lender Supply	$213	$26	+719%	$4	n.m.

About Certain Operating Metrics

In order to better help understand our financial performance, we use several operating metrics, some of which are discussed below, to evaluate our business and results, measure performance, identify trends, formulate plans, and make strategic decisions. Our determination and presentation of these metrics may differ from that of other companies. The presentation of these metrics is meant to be considered in addition to, not as a substitute for or in isolation from, our financial measures prepared in accordance with GAAP.

Consumer Loan Marketplace Volume: We define Consumer Loan Marketplace Volume as the total U.S. dollar equivalent value of originations of HELOCs, DSCR, and personal loans on our LOS, as well as the volume of third-party loans traded on Figure Connect. We believe this measure is an indication of our scale and represents the potential revenue opportunity from the technology used for consumer credit loan originations.

$YLDS In Circulation: We define YLDS in Circulation as the total U.S. dollar equivalent value of unsecured face-amount certificates solely backed by the assets of Figure Certificate Company (FCC), which is the issuer of the certificates. This is reported as an end of period outstanding balance.

Matched Offers: We define Matched Offers as the U.S. dollar equivalent value of offers matched between borrower and lenders on the Democratized Prime platform. This is reported as an end of period outstanding balance.

Borrower Demand: We define Borrower Demand as the U.S. dollar equivalent value that borrowers seek to borrow from the lending pool on the Democratized Prime platform. This is reported as an end of period outstanding balance.

Available Lender Supply: We define Lender Supply as the U.S. dollar equivalent value that lenders have made available in the lending pool on the Democratized Prime platform. This is reported as an end of period outstanding balance.

Financial Disclosure Advisory

The information in this release is unaudited and the information for the months in the most recent fiscal quarter is preliminary, based on Figure’s estimates, and subject to completion of financial closing procedures. Final results for the most recent fiscal quarter, as reported in Figure’s quarterly and annual filings with the U.S. Securities and Exchange Commission (“SEC”), might vary from the information in this release. Figure may at times make revisions to prior estimates to ensure consistency across comparable periods.

Forward Looking Statements Disclaimer

This press release contains forward-looking statements intended to be covered by the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained in this press release, including without limitation statements regarding our future financial performance. These statements involve known and unknown risks, uncertainties, and other important factors that may cause actual results to differ materially from those expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these terms, and similar expressions. Forward-looking statements are predictions based largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. These statements speak only as of the date of this press release.

Important factors that could cause actual results to differ materially include, among others: our history of losses and the risk that we may not maintain profitability; our reliance on HELOCs and exposure to fluctuations in the HELOC market and housing values; our ability to attract and retain borrowers, partners, and loan purchasers and to drive adoption of Figure-branded and Partner-branded channels including Figure Connect; loan performance and default rates and the effect of credit performance on access to and pricing of warehouse facilities, whole-loan sales, and securitizations; changes in interest rates and U.S. monetary policy that impact originations, funding costs, and investor demand; legal and regulatory risks affecting lending and mortgage-related activities and the evolving framework for digital assets, including potential changes in the characterization or regulation of certain digital assets and related products; dependence on key third-party providers including cloud, custodial, valuation, and data vendors and risks from outages or service disruptions; technology failures, cybersecurity incidents, or other operational disruptions; protection and enforcement of intellectual property; compliance with licensing, consumer protection, privacy, data security, and sanctions/AML laws, and shifting enforcement priorities at the federal and state levels; our ability to remediate previously identified material weaknesses and meet our post-IPO public company reporting and internal control obligations; competition; macroeconomic and geopolitical conditions; our dual-class structure and concentrated voting control and related impacts on corporate governance; equity market volatility affecting our Class A common stock; and the other risks described in “Risk Factors” in our Form 10-Q filed with the SEC for the quarter ended September 30, 2025.

About Figure Technology Solutions, Inc

Figure Technology Solutions, Inc. (Nasdaq: FIGR) is a blockchain-native capital marketplace that seamlessly connects origination, funding, and secondary market activity. More than 200 partners use its loan origination system and capital marketplace. Collectively, Figure and its partners have originated over $21 billion of home equity to date, among other products, making Figure’s ecosystem the largest non-bank provider of home equity financing. The fastest growing components are Figure Connect, its consumer credit marketplace, and Democratized Prime, Figure’s on-chain lend-borrow marketplace. Figure’s ecosystem also includes DART (Digital Asset Registry Technology) for asset custody and lien perfection, and $YLDS, an SEC-registered yield-bearing stablecoin that operates as a tokenized money market fund.

Figure is the market leader in real world asset (RWA) tokenization and its most recent securitization received a AAA rating from S&P and Moody’s, the first of its kind for blockchain finance. For more information, visit https://figure.com or follow Figure on LinkedIn.

News & Information Disclosure

Investors should note we may use our website (https://www.figure.com/), our investor relations website (https://investors.figure.com/), and the social media accounts of Figure, Figure Markets and/or Mike Cagney, our Co-Founder and Executive Chairman, as a means of disclosing information and for complying with our disclosure obligations under Regulation FD. These include X (@figure @mcagney, @figuremarkets), LinkedIn (https://www.linkedin.com/company/figuretechnologies/, https://www.linkedin.com/in/mikecagney/), Instagram (@figuretechnologies), Facebook (https://www.facebook.com/Figure/), and YouTube (@figuretechnologies). The information we post through these channels may be deemed material. Investors should monitor these channels in addition to reviewing our press releases, SEC filings, and public conference calls.